Exhibit 21.1
LIST OF SUBSIDIARIES
The following entities are subsidiaries of Bumble Inc. as of the date of this Annual Report

Name	Jurisdiction of Organization or Incorporation
Badoo Development LLC	Russian Federation
Badoo Holding Limited	Cyprus
Badoo Limited	UK
Badoo Media Limited	Cyprus
Badoo PartnerCo LLC	Delaware
Badoo Software Limited	Cyprus
Badoo Technologies Limited	Cyprus
Badoo Trading Limited	UK
Badoo Worldwide Limited	Belize
Bumble AU Pty Ltd	Australia
Bumble Canada Enterprises Ltd.	Alberta
Bumble Germany Enterprises GmbH	Germany
Bumble Holding Limited	UK
Bumble India Enterprises LLP	India
Bumble IP Holdco LLC	Delaware
Bumble Marketing HoldCo Limited	UK
Bumble Spain Enterprises, S.L.U.	Spain
Bumble Sub L.L.C.	Delaware
Bumble Trading LLC	Delaware
Buzz BidCo L.L.C.	Delaware
Buzz Finco L.L.C.	Delaware
Buzz Holdings L.P.	Delaware
Buzz Intermediate L.L.C.	Delaware
Geneva Technologies, Inc.	Delaware
Greysom Limited	Cyprus
Or Not Limited	UK
Social Online Payments Limited	Ireland
Social Online Payments LLC	Delaware